EXHIBIT 3.38

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

DOLLAR RENT A CAR SYSTEMS, INC.

TO:                           Oklahoma Secretary of State

101 State Capitol Building

Oklahoma City, Oklahoma 73105

The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

FIRST:                                                        That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:

1.                                      The name of the corporation is:

DTG OPERATIONS, INC.

SECOND:                                         That Article Fourth of the Certificate of Incorporation be and it hereby is amended to read as follows:

4.                                      The total number of shares of stock which the corporation shall have authority to issue is Fifty Thousand (50,000), all of which are $.01 par value.  All such shares are of one class and are shares of Common Stock.

THIRD:                                                   That by unanimous written consent of the Board of Directors, resolutions were duly adopted setting forth the proposed amendments to the Certificate of Incorporation of the corporation and declaring said amendments to be advisable and submitting same to the shareholders of the Corporation for consideration.

FOURTH:                                        That pursuant to said resolutions of the Board of Directors, by unanimous written consent, the shareholders of the Corporation approved the amendments.

FIFTH:                                                       That such amendments were duly adopted in accordance with 18 Okla. Stat. §1077.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and attested by its secretary effective the 2nd day of December, 2002.

Dollar Rent A Car Systems, Inc.

	By:	/s/ Gary L. Paxton
Gary L. Paxton, President

ATTEST:

/s/ Vicki J. Vaniman
Vicki J. Vaniman, Secretary

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

DOLLAR RENT A CAR SYSTEMS, INC.

TO:                           Oklahoma Secretary of State

101 State Capitol Building

Oklahoma City, Oklahoma 73105

The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

The name of the corporation is:  Dollar Rent A Car Systems, Inc. (the “Corporation”).

The nature of the business and the purpose to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in the any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

As amended, the nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma, including the sale of insurance products ancillary to the rental and leasing of vehicles.

That by unanimous written consent of the Board of Directors, a resolution was duly adopted setting forth the purposed amendment to the Certificate of Incorporation of the corporation and declaring said amendment to be advisable and submitting same to the shareholders of the Corporation for consideration.

That pursuant to said resolution of the Board of Directors, by unanimous written consent, the shareholders of the Corporation approved the amendment.

Such amendment was duly adopted in accordance with 18 Okla. Stat. §1077.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and attested by its Secretary as of this 4th day of February, 2000.

DOLLAR RENT A CAR SYSTEMS, INC.

	By:	/s/ Gary L. Paxton
Gary L. Paxton, President

ATTEST:

/s/ Vicki J. Vaniman
Vicki J. Vaniman, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DOLLAR SYSTEMS, INC.,

a Delaware corporation

into

DOLLAR OPERATIONS, INC.,

an Oklahoma corporation

Dollar Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”) does hereby certify:

FIRST:                                                        That this Corporation was organized pursuant to the provisions of the General Corporation Law of the State of Delaware, on the 21st day of February, 1989.

SECOND:                                         That this Corporation owns one hundred percent (100%) of the outstanding capital stock of Dollar Operations, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Oklahoma (“DOI”), on the 21st day of August, 1991.

THIRD:                                                   That the Corporation’s Board of Directors did, by unanimous written consent in lieu of a meeting effective as of December 18, 1995, approve the merger of the Corporation with and into said DOI and in connection therewith did adopt the following resolutions:

RESOLVED, that the merger (the “Merger”) of the Corporation with and into its wholly-owned subsidiary, Dollar Operations, Inc., an Oklahoma corporation (“DOI”), wherein DOI shall be the surviving corporation, is hereby approved; and

FURTHER RESOLVED, that in connection with the Merger, each outstanding share of common stock of the Corporation shall be converted into one share of common stock of the surviving corporation, constituting all of the outstanding capital stock of the surviving corporation, and all shares of common stock of DOI outstanding immediately prior to Merger shall be canceled and extinguished; and

FURTHER RESOLVED, that the officers and directors of the Corporation immediately prior to the Merger shall become the officers and directors of the surviving corporation except that Peter G. Guptill shall become an executive vice president of the surviving corporation; and

FURTHER RESOLVED, that the Merger shall become effective at 11:59 p.m. eastern standard time on December 31, 1995 (the “Effective Time of the Merger”), subject to prior filing of certificates of ownership and merger as required by law with the Office of the Secretary of State of the State of Oklahoma and the Office of the Secretary of State of the State of Delaware; and

FURTHER RESOLVED, that the Certificate of Incorporation and Bylaws of DOI shall be the certificate of incorporation and bylaws of the surviving corporation except that the certificate of incorporation shall be amended so that the name of the surviving corporation shall be changed to “Dollar Rent A Car Systems, Inc.”

FURTHER RESOLVED, that the proper officers of this Corporation be, and they hereby are, authorized and directed to execute and deliver, in the name and on behalf of this Corporation, any and all agreements, certificates, applications or other instruments and to take any and all such other actions necessary or desirable to carry out the purposes of the foregoing resolutions.

FOURTH:                                        That this Merger was approved by the sole stockholder of this Corporation by written consent dated as of December 19, 1995, and filed with the minutes of this Corporation.

FIFTH:                                                       That the surviving corporation may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of any constituent corporation, arising from the Merger, including the rights of any dissenting stockholders thereof, and the Secretary of State of Delaware is hereby irrevocably appointed as its agent to accept service of process in any such suit or other proceedings and service of any such process may be made by personally delivering to and leaving with such Secretary of State of the State of Delaware duplicate copies of such process; and the Secretary of State of Delaware is hereby authorized to send forthwith by registered mail one of such duplicate copies of such process addressed to it at 5330 East 31st Street, Tulsa, Oklahoma 74135, unless said surviving corporation shall hereafter designate in writing to such Secretary of State of the State of Delaware a different address for such process, in which case the duplicate copy of such process shall be mailed to the last address so designated.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Ownership and Merger to be executed by its President and attested by its Secretary, the 20th day of December, 1995.

DOLLAR SYSTEMS, INC.,
a Delaware corporation
ATTEST:

/s/ Vicki J. Vaniman	By:	/s/ Gary L. Paxton
Name: Vicki J. Vaniman		Name: Gary L. Paxton
Title: Secretary		Title: President

CERTIFICATE OF INCORPORATION

OF

DOLLAR OPERATIONS, INC.

To the Secretary of State

State of Oklahoma

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Oklahoma (particularly the Oklahoma General Corporation Act) hereby certifies that:

FIRST:                                                        The name of the corporation (hereinafter called the “corporation”) is DOLLAR OPERATIONS, INC.

SECOND:                                         The address, including street, number, city, and county, of the registered office of the corporation in the State of Oklahoma is 115 S.W. 89th Street, City of Oklahoma City, County of Oklahoma; and the name of the registered agent of the corporation in the State of Oklahoma at such address is The Prentice-Hall Corporation System, Oklahoma, Inc.

THIRD:                                                   The nature of the business and the purposes to be conducted and promoted by the corporation are as follows:

To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the general corporation law of the State of Oklahoma.

FOURTH:                                        The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000), all of which are without par value.  All such shares are of one class and are shares of Common Stock.  The total capital stock of the corporation is $50,000 dollars.

FIFTH:                                                       The name and the mailing address of the incorporator are as follows.

NAME	MAILING ADDRESS
P.L. Cruz	5670 Wilshire Blvd.
Suite 750
Los Angeles, CA 90036

SIXTH:                                                     The corporation is to have perpetual existence.

SEVENTH:                                 Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of the corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the corporation, as the case may be, to be summoned in such manner as the court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the corporation, as the case may be, and also on the corporation.

EIGHTH:                                          For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

1.                                      The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.  The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies.  No election of directors need be by written ballot.

2.                                      After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 1013 of the Oklahoma General Corporation Act, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection D of Section 1027 of the Oklahoma General Corporation Act shall be set forth in an initial Bylaw or in a Bylaw adopted by the shareholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3.                                      Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of shareholders.  Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at

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any meeting of shareholders except as the provisions of paragraph 2 of subsection B of Section 1077 of the Oklahoma General Corporation Act shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH:                                                   The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph 7 of subsection B of Section 1006 of the Oklahoma General Corporation Act, as the same may be amended and supplemented.

TENTH:                                                 The corporation shall, to the fullest extent permitted by the provisions of Section 1031 of the Oklahoma General Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ELEVENTH:                        From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Oklahoma at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make and file this Certificate, and do hereby certify that the facts herein stated are true and have accordingly hereunto set my hand this 19th day of August, 1991.

By:	/s/ P.L. Cruz
P.L. Cruz, Incorporator

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